EXHIBIT 99.2
NEWS	Clinical Data, Inc.
One Gateway Center, Suite 411,
Newton, MA 02458 USA
FOR IMMEDIATE RELEASE

CLINICAL DATA COMPLETES ACQUISITION OF GENAISSANCE PHARMACEUTICALS

Newton, MA, October 7, 2005. Clinical Data, Inc. (NASDAQ:CLDA) today announced that it has closed its previously announced acquisition of Genaissance Pharmaceuticals, Inc. following the approval of the merger by the stockholders of each of the two companies. The terms of the Agreement and Plan of Merger include the exchange of each outstanding share of Genaissance Pharmaceuticals common stock for 0.065 shares of Clinical Data common stock, and the exchange of Genaissance preferred shares for newly designated Clinical Data preferred shares. Effective immediately, Genaissance will cease trading on Nasdaq under the ticker symbol GNSC. In conjunction with the acquisition, Kevin Rakin and Joseph “Skip” Klein III will join CLDA’s board of directors effective immediately, bringing the total number of directors to seven. Both were members of the Genaissance board.

“This marks the beginning of an exciting time at CLDA as we build upon our core diagnostic capabilities and broaden our market to include pharmacogenomics, a growing and promising area in the healthcare industry,” said Israel M. Stein, MD, President and Chief Executive Officer of Clinical Data. “Recently, Genaissance has signed a number of agreements with pharmaceutical companies for its pharmacogenomics technology and genotyping services, demonstrating the growing acceptance and need for this important modality in the marketplace.”

The combined company will be profit driven, operate domestically and internationally, and will offer a wide range of reagents, instruments and molecular testing services directed at the physician office and hospital markets. The Company’s DNA and pharmacogenomics services will continue to be marketed to the pharmaceutical, biotechnology and agricultural marketplaces. Recently, CLDA announced that it has entered into a definitive agreement to acquire Icoria, Inc. (OTC Bulletin Board: ICOR.OB), which will add additional capabilities in the area of molecular diagnostics.

Randal J. Kirk, Chairman of Clinical Data said, “We are strategically adding to our core expertise, building a company that is not only a leader in the development and marketing of traditional medical diagnostics, but one that is transforming the industry by developing molecular diagnostic tests that will improve the prescribing of therapeutics and, thus, influence the management of patient care.”

WR Hambrecht + Co acted as financial advisor to Clinical Data and CIBC World Markets Corp. acted as exclusive financial advisor to Genaissance Pharmaceuticals, Inc. in this transaction.

About Clinical Data, Inc.

Clinical Data, Inc. is a worldwide leader in developing and commercializing pharmacogenomics and clinical diagnostics to improve patient care. The Company’s genomic services are marketed to the pharmaceutical, biotech, diagnostic, academic and agricultural marketplaces. The Company is utilizing pharmacogenomics to develop molecular diagnostics and more efficacious therapeutics by finding genetic markers to guide drug development and utilization. Its diagnostic and instrumentation business has a market focus on the physician office, hospital and small to medium sized laboratory segments.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information about the transactions that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”,” will”, “ may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission made by CLDA; significant acquisitions or divestitures by major competitors; our ability to consummate the acquisition of ICOR, and to achieve expected synergies and operating efficiencies in all of our acquisitions, and to successfully integrate our operations; our expectations regarding the timing, completion and accounting and tax treatments of the transactions and the value of the transaction consideration; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. CLDA does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in CLDA s various SEC reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and 2004 and 2005 quarterly reports on Form 10-QSB and 10-Q.

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Contacts:

Mark D. Shooman
Sr. Vice President & Chief Financial Officer
1-617-527-9933 Ext. 41
Internet Website: www.clda.com